                          IMMEDIATE ATTENTION REQUIRED

June 29, 2001

Dear Participant in Sunquest Information System, Inc.'s Employee Stock Purchase
Plan:

     As a participant in the Employee Stock Purchase Plan ("ESPP") of Sunquest Information System, Inc. ("Sunquest"), you are receiving the enclosed tender offer materials describing the offer by Sunshine Acquisition Corporation (the "Purchaser"), a Pennsylvania corporation and an indirect wholly-owned subsidiary of Misys plc, a public company organized under the laws of England ("Misys"), to purchase any and all of the outstanding shares of common stock, no par value per share (the "Shares") of Sunquest, other than Shares already owned by Misys and its affiliates, at a price of $24.00 per Share, net to the seller in cash.

     Mellon Investor Services LLC ("Mellon"), or its nominee, is the holder of record for your account of the Shares acquired by you under the ESPP (the "ESPP Shares"). Thus, if you wish to tender any or all of your ESPP Shares, you must instruct us to do so on your behalf.

THESE MATERIALS NEED YOUR IMMEDIATE ATTENTION.

     IF YOU WANT TO TENDER YOUR ESPP SHARES, YOU MUST USE THE ENCLOSED DIRECTION FORM TO INSTRUCT US TO DO SO. If you do not properly complete the Direction Form or do not return it to us by the deadline specified, or as extended, you will be deemed to have directed us NOT to tender your ESPP Shares. You may not use the Letter of Transmittal included in this package to tender your ESPP Shares. The Letter of Transmittal has been provided for information purposes only.

     To properly complete the DIRECTION FORM to instruct us to tender your ESPP Shares, you must do the following:

     (1) Check either Box 1 or Box 2 in BOX A on the face of the Direction Form. CHECK ONLY ONE BOX.

         - CHECK BOX 1 if you want to direct us to tender ALL of the Shares credited to your ESPP account.

         - CHECK BOX 2 if you want to direct us to tender only a portion of the Shares credited to your ESPP account. Specify the whole number of Shares credited to your ESPP account that you want to direct us to tender in accordance with the terms of the Offer. If the number of Shares you specify is less than 100% of the Shares credited to your ESPP account, you will be deemed to have instructed us NOT to tender the balance of the Shares credited to your ESPP account.

     (2) Complete Box B (if required) and Box C.

     (3) Complete, date and sign the DIRECTION FORM in the spaces provided at the end of the Direction Form.

     (4) Return the form to Mellon so that it is received by Mellon not later than 5:00 p.m., New York City time, on Wednesday, July 25, 2001 as follows:

 (i) Mail to:
     Reorganization Department
     PO Box 3301
     South Hackensack, NJ 07606

          (ii) Overnight Courier to:
            Reorganization Department
            85 Challenger Road
            Mail Stop -- Reorg
            Ridgefield Park, NJ 07660

          (iii) Hand delivery to:
                Reorganization Department
            120 Broadway
            13th Floor
            New York, NY 10271

   CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO ESPP PARTICIPANTS

     This summary of the material United States federal income tax consequences of the Offer and the Merger (as described in the accompanying Offer to Purchase) for ESPP participants is for general information only and is based on the law as currently in effect. This summary does not discuss all of the tax consequences that may be relevant to an ESPP participant in light of a participant's particular circumstances. If you hold Shares other than in your ESPP account, please see the Offer to Purchase for, among other things, a summary of the United States federal income tax consequences applicable to you in such capacity.

     ESPP participants are urged to consult their own tax advisors as to the particular tax consequences to them of the Offer and the Merger, including the effect of United States state and local tax laws or foreign tax laws.

     The receipt by an ESPP participant of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the "Code"). The disposition of your ESPP Shares in the Offer or the Merger will be considered a disqualifying disposition of your ESPP Shares under the Code.

     Upon disposition of your ESPP Shares in the Offer or the Merger, you will recognize ordinary income in the year of the disposition equal to the excess of
(a) the fair market value of your ESPP Shares on the purchase date under the ESPP over (b) the purchase price you paid under the ESPP for your ESPP Shares. Any additional gain or loss upon the disposition of your ESPP Shares will be recognized as a capital gain or capital loss. The applicable capital gain rate will depend on the period of time you held the ESPP Shares.

     ESPP PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL INCOME TAX TREATMENT OF A CAPITAL GAIN OR LOSS (INCLUDING LIMITATIONS ON THE DEDUCTIBILITY OF A CAPITAL LOSS).

     You may be subject to backup withholding at a rate of 31% unless you provide your taxpayer identification number and certify that the number is correct or properly certifies that you are awaiting a taxpayer identification number, or unless an exemption is demonstrated to apply. See "The
Offer -- Procedure for Tendering Shares" in the Offer to Purchase. Backup withholding is not an additional tax. Amounts so withheld can be refunded or credited against the federal income tax liability of the holder of Shares, provided appropriate information is forwarded to the Internal Revenue Service. A TENDERING ESPP PARTICIPANT SHOULD COMPLETE THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE ATTACHED DIRECTION FORM.

     Please note that this discussion relates only to the federal income tax consequences of the Offer and the Merger and that there may be additional state law income tax consequences not disclosed herein. ESPP participants are urged to consult their own tax advisors as to the state law income tax consequences of the Offer and the Merger.

                                   IMPORTANT

     If you hold additional Shares as a public shareholder, you will be receiving a further package of tender offer materials. Each package needs your immediate and individual attention, as the instructions on tendering Shares may vary depending upon how the Shares are held.

     If you have any questions about your ESPP account or completing the DIRECTION FORM, call Mellon at (201) 296-4860.

                                          Very truly yours,

                                          Mellon Investor Services LLC

                                 DIRECTION FORM

    TO TENDER SHARES OF COMMON STOCK OF SUNQUEST INFORMATION SERVICES, INC.
         HELD IN THE SUNQUEST INFORMATION SERVICES, INC. EMPLOYEE STOCK
                                 PURCHASE PLAN

 READ THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING
                              THIS DIRECTION FORM

                         DESCRIPTION OF SHARES TENDERED

-------------------------------------------------------------------------------------------------------------------------
      NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)          NUMBER OF SHARES OF COMMON STOCK OF SUNQUEST INFORMATION
(PLEASE CORRECT DETAILS IF INCORRECT (OR FILL IN, IF BLANK))                        SERVICES, INC.
                                                                   OWNED BY YOU IN THE EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                                                             ------------------------------------------------------------
                                                                                 TAXPAYER ID NUMBER:

                                                             ------------------------------------------------------------

     I, the undersigned, acknowledge receipt of the Offer to Purchase dated June 29, 2001 and the Letter of Transmittal for Shares held in my account under The Sunquest Information Services, Inc. Employee Stock Purchase Plan ("ESPP"). This Direction Form will instruct Mellon Investor Services LLC ("Mellon") to receive on my behalf $24.00 per Share, net to me in cash and without interest thereon, for each Share that Mellon holds for my account under the ESPP and tenders pursuant to my instructions and on my behalf. I understand that if I have not properly completed this form, Mellon will regard me as not having made a valid tender with respect to any of the Shares held in my ESPP account.

-------------------------------------------------------------------------------------------------------------------------
BOX A
  (PLEASE CHECK ONLY ONE BOX)
-------------------------------------------------------------------------------------------------------------------------
 BOX 1 [ ] I direct Mellon to tender ALL of the Shares credited to my account under the ESPP in accordance with the terms of the Offer.
-------------------------------------------------------------------------------------------------------------------------
 BOX 2 [ ] I direct Mellon to tender ________ Shares credited to my account under the ESPP, in accordance with the terms of the Offer.
-------------------------------------------------------------------------------------------------------------------------

[ ] Mark this box ONLY if you wish to provide for special delivery instructions (Complete Box B below)

----------------------------------------------------------------
                             BOX B
                 SPECIAL DELIVERY INSTRUCTIONS
              (SEE INSTRUCTIONS 1, 5, 6, 7 AND 8)

    To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).
    Mail to:
     Name -------------------------------------------------
                         (Please Print)
    Address -----------------------------------------------

    --------------------------------------------------------
                           (Zip Code)

    --------------------------------------------------------
                 (Taxpayer Identification No.)
----------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                 PART I -- Taxpayer Identification No. -- For All Accounts              PART II -- For Payees
 BOX C                          ---------------------------------------------------------------------   Exempt from Backup
 SUBSTITUTE                                                                                             Withholding, (see
 FORM W-9                                                                                               enclosed Guidelines)

                                  Enter your taxpayer
 DEPARTMENT OF THE TREASURY       identification number in the
 INTERNAL REVENUE SERVICE         appropriate box. (For most             Social Security Number
                                  individuals and sole proprietors
PAYER'S REQUEST FOR               this is your social security                     OR
 TAXPAYER IDENTIFICATION NO.      number.
                                  For other entities, it is your     Employer Identification Number
                                  Employer Identification Number.
                                  If you do not have a number, see
                                  "How to Obtain a TIN" in the
                                  enclosed Guidelines.)
                                  Note: If the account is in more
                                  than one name, see the chart on
                                  page 2 of the enclosed
                                  Guidelines to determine what
                                  number to enter.
--------------------------------------------------------------------------------------------------------------------------------

 Certification -- Under penalties of perjury, I certify that:

 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number;

 (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

 (3) Any information provided on this form is true, correct and complete.

 Signature ----------------------------------------  Date ---------------, 2001
--------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

BY SIGNING BELOW, THE UNDERSIGNED HEREBY:

     (1) Tenders to Sunshine Acquisition Corporation (the "Purchaser"), a Pennsylvania corporation and a wholly-owned subsidiary of Kristy, Inc., a Delaware Corporation and an indirect wholly-owned subsidiary of Misys plc, a public company organized under the laws of England, the above-described shares of common stock, no par value per share (the "Shares"), of Sunquest Information Systems, Inc., a Pennsylvania corporation ("Sunquest"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 29, 2001, and in the Letter of Transmittal dated June 29, 2001 and in this Direction Form (which collectively constitute the "Offer"), receipt of which is hereby acknowledged.

     (2) Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities or rights issued or issuable in respect thereof) and irrevocably constitutes and appoints the Depositary for the Offer (the "Depositary"), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such Shares (and any such other Shares or securities or rights), (i) to deliver certificates for such Shares (and all such other Shares or securities or rights), or transfer ownership of such Shares (and all such other Shares or securities or rights) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) to present such Shares (and all such other Shares or securities or rights) for transfer on the books of Sunquest and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities or rights), all in accordance with the terms of the Offer.

     (3) Irrevocably appoints Ross Graham and Strone Macpherson, and each of them, and any other designees of the Purchaser, the attorneys and proxies of the undersigned, each with full power of substitution, to vote at any annual, special or adjourned meeting of shareholders of Sunquest or otherwise in such manner as each such attorney and proxy or his substitute shall in his or her sole discretion deem proper, with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, the Shares tendered hereby that have been accepted for payment by the Purchaser prior to the time of any such action is taken and with respect to which the undersigned is entitled to vote (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares). This power of attorney and proxy are irrevocable and are granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

     (4) Represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares) and, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all such other Shares or securities or rights).

     (5) Consents that all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

     (6) Understands that tenders of Shares pursuant to the instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

     (7) Requests that the check for the purchase price of any Shares purchased be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the check for the purchase price of any Shares purchased to the undersigned at the address shown below the undersigned's signature(s).

                                   SIGN HERE

--------------------------------------------------------------------------------
                                   Signature

--------------------------------------------------------------------------------
                   Daytime Area Code and Telephone Number(s)

--------------------------------------------------------------------------------
                Tax Identification or Social Security Number(s)

--------------------------------------------------------------------------------
                   Please print name(s) and address(es) here

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Date